SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2006

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

405 North Marienfeld, Suite 200
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 16, 2006 the Registrant filed a Current Report on Form 8-K indicating that it had received an engineering evaluation from an independent consulting firm for the purpose of estimating proved reserves and future net revenue from oil and gas reserves for the fiscal year ended March 31, 2006 and that, based on that evaluation, the Registrant’s previously issued financial statements for the fiscal years ended March 31, 2005, March 31, 2004, March 31, 2003 and March 31, 2002 could not be relied upon because the reserves designated as “proved” were incorrectly stated.

On June 29, 2006 the Registrant’s Board of Directors further determined that the Registrant’s previously issued financial statements for the fiscal years ended March 31, 2001 and March 31, 2000 cannot be relied upon for the same reason.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The Registrant anticipates that a significant portion of the reserves that were classified as “proved” on the financial statements for the fiscal years ended March 31, 2001 and March 31, 2000 will be reduced.

The Registrant’s Chief Executive Officer and President, C. Scott Wilson, has discussed with the Registrant’s independent accountant, Weaver & Tidwell LLP, and the Audit Committee of the Board of Directors the matters disclosed in this filing.

The Registrant has filed a Form 12b-25 with the Securities and Exchange Commission to delay for up to fifteen days the filing of its Annual Report on Form 10-KSB for the fiscal ended March 31, 2006.

Item 9.01	Financial Statements and Exhibits

Exhibit 99    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer